UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2011

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
Clayton, Missouri  63105
(Address of Principal Executive Offices)

(805) 565-9800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry Into a Material Definitive Agreement

On May 10, 2011, FutureFuel Corp. (NYSE:FF) (the “Company”) entered into an At-the-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus Wiesel”) relating to up to 3,000,000 shares of FutureFuel’s common stock, par value $0.0001 per share.

The sales, if any, of shares of the Company’s common stock under the Sales Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, including sales made directly on the NYSE, the principal existing trading market for shares of the Company’s common stock, to or through a market maker or any other trading market for the Company’s common stock or, with the Company’s prior consent, in privately negotiated transactions at negotiated prices.  The aggregate compensation payable to Stifel Nicolaus Weisel as sales agent will be equal to 3% of the gross sales price of the shares sold through it pursuant to the Sales Agreement.  Either the Company or Stifel Nicolaus Weisel may terminate the Sales Agreement in each party’s sole discretion at any time by giving written notice as specified in the agreement.

Stifel Nicolaus Weisel will offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by the Company and Stifel Nicolaus Weisel.  The Company will designate the maximum amount of common stock to be sold through Stifel Nicolaus Weisel on a daily basis or otherwise determine such maximum amount together with Stifel Nicolaus Weisel.  Subject to the terms and conditions of the Sales Agreement, Stifel Nicolaus Weisel will use its commercially reasonable efforts to sell on the Company’s behalf all of the shares of common stock requested to be sold.  The Company may instruct Stifel Nicolaus Weisel not to sell common stock if the sales cannot be effected at or above the price designated by the Company in any such instruction.  The Company or Stifel Nicolaus Weisel may suspend the offering of the common stock being made through Stifel Nicolaus Weisel under the Sales Agreement upon proper notice to the other party.

The offering of common stock through this program will be made pursuant to the registration statement on Form S-3 (No. 333-172154) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the sale from time to time by the Company of its common stock, preferred stock, warrants, rights, or units and a prospectus supplement dated May 10, 2011, filed by the Company with the Commission.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the Sales Agreement is included as Exhibit 1.1 to this report.  The description of the Sales Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed herewith as an exhibit.

Item 9.01 – Financial Statements and Exhibits

Exhibit 1.1	At-The-Market Equity Offering Sales Agreement, dated May 10, 2011, between FutureFuel Corp. and Stifel, Nicolaus & Company, Incorporated

Exhibit 5.1	Opinion of Lewis, Rice & Fingersh, L.C., as counsel to FutureFuel Corp., dated May 10, 2011

Exhibit 23.1	Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5.1)

Exhibit 99.1	Press release of FutureFuel Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President, Secretary and Treasurer

Date: May 10, 2011

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